   As filed with the Securities and Exchange Commission on December 21, 2000

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                                 ENDOCARE, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                               33-0618093
     (State or other jurisdiction                   (IRS Employer
   of incorporation or organization)             Identification No.)

                     7 STUDEBAKER, IRVINE, CALIFORNIA 92618
               (Address of principal executive offices) (Zip Code)

                                 ENDOCARE, INC.
                                 1995 STOCK PLAN
                            (Full title of the Plan)

                                   ----------

                                  PAUL W. MIKUS
          CHIEF EXECUTIVE OFFICER, PRESIDENT AND CHAIRMAN OF THE BOARD
                                 ENDOCARE, INC.
                                  7 STUDEBAKER
                            IRVINE, CALIFORNIA 92618
                     (Name and address of agent for service)
                                 (949) 595-4770
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                              Proposed Maximum        Proposed Maximum
Title of Securities to be               Amount to be         Offering Price per      Aggregate Offering         Amount of
Registered                              Registered(1)             Share(2)                Price(2)          Registration Fee
------------------------------         --------------        ------------------      ------------------     ----------------
1995 Stock Plan

Common Stock, $0.001 par value         337,450 shares              $13.91              $4,693,929.50            $1,239.20
============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 1995 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on December 18, 2000, as reported by the Nasdaq National Market.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference

                  Endocare, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 30, 2000;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the SEC on May 15, 2000;

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed with the SEC on August 14, 2000;

         (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 filed with the SEC on November 14, 2000;

         (g) The Registrant's Current Reports on Form 8-K filed with the SEC on May 15, 2000 and December 15, 2000; and

         (h) The Registrant's Registration Statement on Form 10-SB/A filed with the SEC on January 5, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Capital Stock

                  Inapplicable.

Item 5.    Interests of Named Experts and Counsel

                  Inapplicable.

Item 6.    Indemnification of Directors and Officers

                  Section 145 of the Delaware Corporation Law provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                  The Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware Corporation Law, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal, whether asserted before or after such amendment or repeal.

                  The Company's Bylaws provide that the Company shall to the full extent authorized by law, indemnify each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

                  The Registrant maintains a directors' and officers' liability insurance policy that, subject to certain limitations, terms and conditions, will insure the directors and officers of the Registrant against losses arising from wrongful act (as defined by the policy) in their capacity as a director or officer.

Item 7.    Exemption from Registration Claimed

                  Inapplicable.

Item 8.    Exhibits


    Exhibit Number       Exhibit
    --------------       -------

           4.1 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement on Form 10-SB/A filed with the SEC on January 5, 1996, and the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

           5.1           Opinion of Brobeck, Phleger & Harrison LLP.

          23.1           Consent of KPMG LLP, Independent Accountants.

          23.2 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

          24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

          99.1* Endocare, Inc. 1995 Stock Plan (as last amended and restated on March 2, 1999).

          99.2*          Form of Stock Option Agreement.

*  Exhibits 99.1 and 99.2 are incorporated by reference to Exhibits 99.1 and
   99.2 to Registrant's Registration Statement on Form S-8 (File No. 333-79785), filed with the SEC on June 2, 1999.


Item 9.    Undertakings.

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into the registration statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the 1995 Stock Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 21st day of December, 2000.


                                       ENDOCARE, INC.


                                       By  /s/  PAUL W. MIKUS
                                           -------------------------------------
                                           Paul W. Mikus
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

                  That the undersigned officers and directors of Endocare, Inc., a Delaware corporation, do hereby constitute and appoint Paul W. Mikus and William R. Hughes, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                               Title                                         Date
----------                               -----                                         ----

/s/  PAUL W. MIKUS                       Chief Executive Officer, President, and       December 21, 2000
------------------------------------     Chairman of the Board (Principal Executive
     Paul W. Mikus                       Officer)

/s/  WILLIAM R. HUGHES                   Senior Vice President and                     December 21, 2000
------------------------------------     Chief Financial Officer (Principal
     William R. Hughes                   Financial and Accounting Officer)

/s/  PETER F. BERNARDONI                 Director                                      December 21, 2000
------------------------------------
     Peter F. Bernardoni

/s/  ROBERT F. BYRNES                    Director                                      December 21, 2000
------------------------------------
     Robert F. Byrnes


/s/  BENJAMIN GERSON                     Director                                      December 21, 2000
------------------------------------
     Benjamin Gerson

/s/  ALAN L. KAGANOV                     Director                                      December 21, 2000
------------------------------------
     Alan L. Kaganov

/s/  MICHAEL J. STRAUSS                  Director                                      December 21, 2000
------------------------------------
     Michael J. Strauss

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                                 ENDOCARE, INC.

                                  EXHIBIT INDEX


    Exhibit Number       Exhibit
    --------------       -------

           4.1 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement on Form 10-SB/A filed with the SEC on January 5, 1996, and the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

           5.1           Opinion of Brobeck, Phleger & Harrison LLP.

          23.1           Consent of KPMG LLP, Independent Accountants.

          23.2 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

          24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

          99.1* Endocare, Inc. 1995 Stock Plan (as last amended and restated on March 2, 1999).

          99.2*          Form of Stock Option Agreement.


----------------
*  Exhibits 99.1 and 99.2 are incorporated by reference to Exhibits 99.1 and
   99.2 to Registrant's Registration Statement on Form S-8 (File No. 333-79785), filed with the SEC on June 2, 1999.